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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
ANDOVER BANCORP, INC.:


We consent to incorporation by reference in Registration Statement No. 33-21975 on Form S-8 of Andover Bancorp, Inc. of our report dated January 18, 1996, relating to the consolidated balance sheets of Andover Bancorp, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, which report is included herein.


                                        /s/ KPMG PEAT MARWICK LLP

Boston, Massachusetts
March 18, 1996